Exhibit 99.1        Press Release dated March 15, 2006.

International Power Group, Ltd. Adds Sheikh Hani Ahmad Zaki Yamani to Board of Directors

CELEBRATION, Fla., Mar 15, 2006 (BUSINESS WIRE) -- International Power Group Ltd., (Pink Sheets: IPWG) today announced the election of Sheikh Hani Ahmad Zaki Yamani to the company's Board of Directors. According to Peter Toscano, President & CEO of International Power Group, "Sheikh Hani Yamani brings extensive expertise in the field of energy development projects. He will also help to foster the multi-national cooperation that is required for International Power's operations." Sheikh Hani Yamani qualifies as an independent director as defined under the Sarbanes Oxley Act of 2002.

Sheikh Hani Yamani is the elder son of H.E. Sheikh Ahmed Zaki Yamani, former Minister of Petroleum and Mineral Resources of the Kingdom of Saudi Arabia. He received his graduate education at Oxford University and the Wharton School of Business and he trained at Citibank in New York City and Geneva, and at MKS Finance in Geneva. Sheikh Hani Yamani was born in Jeddah, Saudi Arabia.

Sheikh Hani Yamani currently serves as Executive Chairman of the Hazy Trading Establishment and its affiliated companies. His company has completed energy and development projects in Africa and Middle East valued at over $5 billion (USD). Sheikh Hani Yamani's prior business experience includes serving as an advisor to multi-national companies such as ABB, Swissair, Astaldi s.p.a., Interbeton, and Avia. In addition, Sheikh Hani Yamani has been a member of W.T.T.C. and Y.P.O.

Sheikh Hani Yamani is the author of the renowned book "To Be a Saudi" which received positive reviews from the international media. He is also an author of periodic editorials dealing with economic, political and social issues in the Saudi Arabian press.

Sheikh Hani Yamani is heavily involved in charity work and he is currently a member of the Board and the Executive Committee of the International Islamic Relief Organization. Sheikh Hani Yamani is a founder of The Hope Foundation, a charity organization that finances hospitals, handicapped centers and relief aid for needy people throughout the world with its focus on Muslim communities.

About International Power Group, Ltd:

International Power Group (IPWG) is a waste-to-energy company operating a proprietary technology that not only handles waste management in a more environmentally friendly manner, but also converts the energy generated from the process into meaningful amounts of cost effective electricity. Substantial amounts of purified drinking water can also be extracted from the process.

The Company will be contracting with governments to secure tipping fees for the removal of waste and will be processing the materials in company owned and operated plants. The Company will build these plants - estimated at $250 million each - in areas that can benefit from the electricity and water production by-products of the process.

The Company's revenue streams include the tipping fees, fees for electricity, and fees for purified water. The Company will not be paying to receive the waste and will have costs limited to plant construction and operation only.

Safe Harbor Act Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.

SOURCE: International Power Group, Ltd.

CONTACT: International Power Group, Ltd.

Peter Toscano, President/CEO, 407-566-0318

www.international-power.com